Exhibit 99.2

SimpleTech Divests Its Consumer Division and Will Focus Solely

On Continuing Growth of Its Highly-Profitable OEM Division

Management to Host Conference Call

SANTA ANA, Calif., Feb. 9, 2007 (PRIME NEWSWIRE) – SimpleTech, Inc., (Nasdaq:STEC) which is changing its name to STEC (pronounced “es-tee-ee-see”) announced today that it has completed the sale of assets of its Consumer Division, including the name “SimpleTech,” for approximately $43.0 million and the assumption of approximately $13.6 million in liabilities or approximately $10 million more than net working capital. The divestiture enables the company to focus its resources and management’s attention on its core business, its rapidly growing and highly-profitable OEM Division. The OEM Division achieved gross profit margin of 35% in the third quarter of 2006 and year-over-year revenue growth of 64% compared to the third quarter of 2005. During the past two years, substantially all of the company’s pro forma consolidated net income has been generated by the OEM Division. As such, the company believes that the impact of the divestiture will be earnings neutral. The company also announced today plans to change its corporate name to STEC, Inc. Although the legal name of the company will continue to be SimpleTech, Inc., until the name change process has been completed, for marketing and branding purposes the company will now begin to refer to itself under the new corporate name of STEC, Inc.

The primary catalysts prompting this strategic decision to divest the Consumer Division and focus on the OEM Division were:

•	Substantial investments in research and development have resulted in significant advancement of the company’s Flash IP, including controllers and subsystem level designs.

•	The continued decline in the price of Flash components at a rate of approximately 50% per year has made the replacement of mechanical hard disk drives with Flash memory storage more compelling.

•

An increasing number of Industrial customers are converting to Flash memory for their storage requirements. According to market information currently available, it is estimated that the Industrial Flash market is expected to grow from approximately $180 million in 2006 to $1.7 billion in 2011.

•	The company is achieving an accelerating number of Industrial customer qualifications for its Flash products.

“The sale of our Consumer Division represents a major milestone for our business. Our strategic plan will now center on extending our leadership position in the OEM Flash sector, where our core competencies of Flash controller design and development, customized engineering capabilities and manufacturing expertise are best leveraged,” stated Manouch Moshayedi, Chief Executive Officer of STEC. “We sincerely thank the team of people who have built our Consumer Division, which has been an integral part of SimpleTech’s long history, and we wish all of the Consumer Division’s employees and management the best of success in the future.”

Mike Moshayedi, President, co-founder and director, who has been in charge of the Consumer Division will no longer be an officer or employee of STEC and is resigning from the company’s board of directors, effective today.

More detailed information relating to this transaction and the related contractual arrangements executed in connection therewith is expected to be filed in a Current Report on Form 8-K within the next four business days.

Conference Call

STEC will hold an open conference call to discuss the divestiture of its Consumer Division and prospects for its OEM Division and other announcements made by the company in press releases issued today. The call will take place on Monday, February 12, 2007, at 5:30 a.m., Pacific/8:30 a.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International). The conference ID # is 8838312. The webcast will be archived and a replay available approximately two hours after the live call concludes. The replay can be accessed for at least the next twelve months. The webcast archive can be accessed at the company’s new website: www.stec-inc.com, click “Investors.”

About SimpleTech, Inc. (Nasdaq:STEC)

SimpleTech, Inc., designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. The company has announced that it intends to change its corporate legal name from SimpleTech, Inc. to STEC, Inc. Although the legal name of the company will continue to be SimpleTech, Inc. until the name change process has been completed, for marketing and branding purposes the company has begun referring to itself as STEC. For information about STEC and to subscribe to the company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “Investors” and then “Email Alert.”

The SimpleTech, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3313

The STEC logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1079

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the expected benefits of the divesture of the Consumer Division, the focus on our OEM Division, plans to change our corporate name, primary catalysts for the strategic decision to divest the Consumer Division, substantial investment in research and development resulting in significant advancement of our Flash IP, continuing decline in price of Flash components making the replacement of mechanical hard disk drives with Flash memory storage more compelling, increasing Industrial customers converting to Flash memory, expected growth of the Flash market, achieving an accelerating number of Industrial customer qualifications for Flash products, and strategic plan to extend leadership position in the OEM Flash sector. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: we may not realize the expected benefits of the divestiture of the Consumer Division, disruption from the transaction making it more difficult to maintain relationships with customers and employees; changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; our backlog may not result in future revenue; delays in the qualification process of our products with customers; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; effects of seasonality; interruptions or delays at the semiconductor manufacturing facilities that supply products to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our inability to maintain and increase market share; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products. The information contained in this press release is a statement of the company’s present intention, belief or expectation. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company’s assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.